UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2013

INVENTTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173040	46-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Angel Falls Street, Las Vegas, Nevada	89142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (209) 694-4885

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5       CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Articles of Incorporation

On April 23, 2013, Inventtech, Inc., a Nevada corporation (the “Company”) filed an Amended and Restated Articles of Incorporation (the “Articles of Incorporation”). The changes in the Articles of Incorporation included, among other items, an increase of the total number of authorized shares of common stock from 100,000,000 to 200,000,000 and a name change of the Company to “Ener-Core, Inc.” (the “Name Change”). No changes were made to the terms of the shares or the preferences or relative or other rights of the shares. The par value remains the same at $0.0001. The Articles of Incorporation were approved by written consent of a majority (82.47%) of the Company’s stockholders and by written consent of the Board of Directors of the Company. A copy of the Articles of Incorporation is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Amendment to Bylaws

On April 18, 2013, the Board of Directors approved an amendment to the Company’s bylaws (the “Bylaws”) to allow action by the stockholders without a meeting upon written consent of a majority of the stockholders of the Company. A copy of the amendment to the Bylaws is filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit
Number	Description
3.1	Amended and Restated Articles of Incorporation
3.2	Amendment to Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventtech Inc.,
a Nevada Corporation

Dated: April 23, 2013	/s/ Bryson Ishii
Bryson Ishii
President